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                          EXHIBIT INDEX
                          -------------


Exhibit   Description                            Page
-------   -----------                            ----

  A Form of Notes Proposed to be                 Filed
    Issued by Yankee Atomic to the               herewith
    Banks

  F Opinion of Counsel                           To be filed
          by amendment

  G Proposed Form of Notice                      Filed
          herewith

Financial
Statements
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  1 Balance Sheet of Yankee Atomic at            Filed
    September 30, 1997                           herewith

  2 Statement of Income and Retained             Filed
    Earnings of Yankee Atomic for the            herewith
    12 Months Ended September 30, 1997

  3 Estimated Source and Application             Filed
    of Funds by month for the years              herewith
    1998 through 2001

  27      Financial Data Schedule                Filed
          herewith